SECURITIES AND EXCHANGE COMMISSION
           Washington, DC  20549




                  FORM 8-K



               CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(d) OF THE
      SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported) October 18,
2002



           BIOZHEM COSMECEUTICALS, INC.
(Exact name of Registrant as specified in its charter)




Texas                         1-14725             76-0118305
(State or other jurisdiction  (Commission   (I.R.S. Employer
of incorporation or           File number)    Identification
organization)                                        Number)



11884 Tammy Way
Grass Valley, California                           95949
(Address of principal                      (Postal Code)
executive offices)


Registrant's telephone number, including area code:
(530) 271-1911

Item 5.   Other Events and Regulation FD Disclosure.

     On April 10, 2002, Biozhem Cosmeceuticals, Inc. (the "Company") had entered into a Management Service Agreement (the "Agreement") with Thane International, Inc. ("Thane"), which granted Thane the exclusive rights to manage directly, or through the use of agents or sub-contractors, all aspects of the worldwide marketing, sale and distribution of the Company's RevitalCel(TM) System, in exchange for a management fee. Pursuant to a letter dated October 18, 2002 from the Company's legal counsel to Thane, the Company notified Thane that the Agreement was being terminated pursuant to section 5.2 thereof.

                 SIGNATURES


Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                    BIOZHEM COSMECEUTICALS, INC.
                    (Registrant)


Dated:    October 24, 2002    By:  /s/ James Chapin
                              Name:     James Chapin
                              Title:    Chief Executive Officer